[Bass Berry + SIMS Letterhead] 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200	Exhibit 5.6

September 11, 2014

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as Tennessee counsel to Embassy Memphis Corporation, a Tennessee corporation (the “Company”), in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed by Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. (collectively, the “Issuers”), the Company and the other guarantors set forth on the Registration Statement with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,500,000,000 aggregate principal amount of the Issuers’ 5.625% senior notes due 2021 (the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by Hilton Worldwide Holdings Inc., the Company and certain other subsidiaries of the Issuers (collectively, the “Guarantors”). The Exchange Notes and the guarantees thereof are to be issued pursuant to an indenture, dated as of October 4, 2013, as supplemented by a First Supplemental Indenture, dated as of October 25, 2013, and a Second Supplemental Indenture, dated as of September 8, 2014 (collectively, the “Indenture”), by and among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.625% senior notes due 2021 in accordance with the terms of a Registration Rights Agreement, dated as of October 4, 2013, and a Joinder Agreement, dated as of October 25, 2013, among the Issuers, the Guarantors, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representative of the parties named therein as the Initial Purchasers (collectively, the “Registration Rights Agreement”).

In rendering our opinions herein, we have relied with respect to factual matters, upon the Officers’ Certificate (defined below), statements and representations of representatives of the Company and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i)	the charter and bylaws of the Company;

September 11, 2014

(ii)	the certificate with respect to various factual matters signed by an officer of the Company and dated the date of this opinion (the “Officer’s Certificate”);

(iii)	the Registration Rights Agreement;

(iv)	the Indenture, including the terms of the guarantees of the Exchange Notes set forth therein;

(v)	the form of Exchange Notes; and

(vi)	the Registration Statement (collectively, with the Registration Rights Agreement, Indenture and Exchange Notes, the “Transaction Documents”).

In all such examinations, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals, and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have assumed that all documents we have reviewed are the valid and binding obligations of and enforceable against the parties thereto and the due authorization, execution and delivery of all documents by all of the parties thereto, except, in each case, to the extent we render an opinion in paragraphs 3 and 4 below as to due authorization, execution and delivery.

We have assumed that all executed written factual statements, agreements, instruments, and other documents that we have relied upon in rendering this opinion have been executed by persons with legal capacity to execute such documents. Except as expressly set forth in this letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement or to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of the Company.

The opinions expressed herein are limited in all respects to the laws of the State of Tennessee and no opinion is expressed with respect to (i) the federal laws of the United States of America or laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinions expressed herein are further qualified as follows: pursuant to Tennessee Code Annotated Section 48-16-401, the authorization and, therefore, compliance with Tennessee statutory law and the validity, binding nature and enforceability of the Transaction Documents as they relate to the Company may be subject to Tennessee corporation law restrictions relating to capital or other financial adequacy that would be applicable in the event that any indebtedness, obligation, liability or undertaking of the Company thereunder is deemed to be a dividend or distribution.

September 11, 2014

With regard to our opinion in paragraph 1 below with respect to the Company’s good standing, we have based our opinion solely upon examination of the certificate of good standing issued by the Tennessee Secretary of State as of a recent date.

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) The Company is validly existing as a corporation in good standing under the laws of the State of Tennessee.

(2) The Company had and has the corporate power under the laws of the State of Tennessee to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

(3) The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by all necessary corporate action on the part of the Company, and do not violate (a) any Tennessee statutory law or regulation applicable to the Company, or (b) any decree of any Tennessee court known to us specifically directed to the Company.

(4) The Indenture has been duly executed and delivered by the Company.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for your benefit in connection with the matters addressed herein. This opinion letter may be relied upon by Simpson Thacher & Bartlett LLP, as if it were addressed to it, in rendering its opinion in connection with the registration of the Exchange Notes and the Exchange Note Guarantees and the issuance of the Exchange Notes and the Exchange Note Guarantees as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC